SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

TrueBlue, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 8, 2026, TrueBlue, Inc. (the “Company”) sent the following email to the Company’s employees:

Subject: Update from TrueBlue Leadership

Team,

I wanted to make sure you saw that TrueBlue just issued a press release in response to a public letter from one of our investors, EHS Management. In our statement, we highlighted that we are open to the perspectives of all of our shareholders and reaffirmed the progress we are making under our strategic plan. We also noted the recent addition of two new Board members who will help us achieve long-term growth as an organization. You can read the full press release here:
https://investor.trueblue.com/news-events/press-releases/detail/443/trueblue-highlights-recent-board-refreshment-and-strategic.

It’s more and more common for investors to voice their opinion about public companies. Please be assured that we are handling this matter at the senior management team level and that it has no impact on the day-to-day operations here at TrueBlue. Please continue to stay focused on your daily responsibilities. This development does not change our strategy, our priorities, or how we serve our customers. Our Board of Directors and management team remain fully aligned and focused on executing our strategy and continuing the progress already underway.

If you receive any inquiries from any representative of EHS Management, media, former employees or any other external party – either on the phone, in email or text messaging, on social media or otherwise – please do not provide any commentary and immediately direct the individual to Garrett Ferencz, our Chief Legal Officer. It is critical that we speak with one voice and that all communications be handled by senior management. If you have any questions, please don’t hesitate to reach out to Garrett at GFerencz@trueblue.com.

Thank you for staying focused and for the work you do every day. Your dedication is what enables TrueBlue to execute, compete, and fulfill our mission to connect people and work.

Sincerely,

Taryn Owen

President & CEO

Forward Looking Statements

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, which can be negatively impacted by factors such as rising interest rates, inflation, changes in government policies, political instability, epidemics and global trade uncertainty, (2) factors relating to any unsolicited offer (“Offer”) to purchase the shares of the Company, actions taken by the Company or its shareholders with respect to such an Offer, and the effects of such an Offer, or the completion or failure to complete an Offer on the Company’s business, or other developments involving such an Offer and/or shareholders or others who may disagree with the composition of the Board, our strategy, or the management of the Company; (3) our ability to maintain profit margins, (4) our ability to attract and retain clients, (5) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (6) our ability to successfully execute on business strategies and further digitalize our business model, (7) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (8) new laws, regulations, and government incentives that could affect our operations or financial results, (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, (10) our ability to successfully integrate acquired businesses, and (11) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.

Important Information for Investors and Shareholders

The Company intends to file a proxy statement on Schedule 14A, an accompanying BLUE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 annual meeting of shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “All SEC Filings” link in the “Investor Relations” section of the Company’s website at https://investor.trueblue.com/sec-filings/all-sec-filings.

Participants in the Solicitation

The Company, its independent directors and certain of its executive officers are deemed to be “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2026 annual meeting of shareholders. Information about the names of the Company’s directors and officers, and certain other individuals and their respective interests in the Company by security holdings or otherwise, and their respective compensation, is set forth in the sections entitled “Director Biographies,” “Compensation of Directors,” “Compensation Discussion and Analysis” and “Security Ownership of Certain Beneficial Owners and Management” of the Company’s Proxy Statement on Schedule 14A in connection with the 2025 annual meeting of shareholders, filed with the SEC on April 4, 2025 (available here) and the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2025 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found at no charge in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on October 6, 2025 and October 7, 2025 for Taryn R. Owen (available here and here), and on November 4, 2025 for Carl R. Schweihs (available here). Such filings are also available on the Company’s website at https://investor.trueblue.com/sec-filings/all-sec-filings. Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 annual meeting of shareholders, if and when they become available. These documents will be available free of charge as described above.